UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 24, 2008

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e)	Amendments to Compensatory Arrangements of Certain Officers

On October 20, 2008, the Compensation and Stock Plan Committee of the Company’s Board of Directors approved amendments to the 2005 Amended and Restated Executive Nonqualified Excess Plan of AMN Healthcare, Inc. (the “Plan”), in order to comply with regulations promulgated by the Internal Revenue Service, which amendments are largely technical in nature. The Plan was also amended to allow for participants to make a separate election of deferrals in the amount equal to the excess 401(k) contributions that are returned to “highly compensated” employees (as defined by the Internal Revenue Code) as a result of the Company’s discrimination testing performed on its 401(k) plan. Such amendments are effective January 1, 2009.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On October 21, 2008, the Company’s Board of Directors approved amendments to the Company’s By-Laws, the Fourth Amended and Restated By-Laws of AMN Healthcare Services, Inc. (the “By-Laws”), which changes were effective immediately upon approval. The amendments clarify the advance notice provisions in Section 2.11 of the By-Laws and make additional minor changes and clarifications. The amendments, among other matters:

1.	Clarify that stockholders seeking to nominate directors or propose other business at a meeting must comply with the procedures in Section 2.11.

2.	Change the advance notice deadlines in Section 2.11(e) establishing when a stockholder must notify the Company that the stockholder intends to nominate directors or propose other business at an annual meeting of stockholders. The amended By-Laws now provide that any such notice must be given not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. As a result of the amendments, for the Company’s 2009 annual meeting, to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the office of the Company, addressed to the attention of the Secretary:

•	not earlier than December 10, 2008; and

•	not later than January 9, 2009.

3.	Change the advance notice deadlines in Section 2.11(e) establishing when a stockholder must notify the Company that it intends to nominate directors in the event that a special meeting of stockholders is called. To be timely, the amended By-Laws require that any such notice be given not earlier than 120 days prior to the special meeting; and no later than the later of 90 days prior to the special meeting or 10 days following the day on which public announcement is first made of the date of the special meeting.

4.	In Sections 2.11(f) and (g), expand and add additional specificity to the categories of information which a stockholder proponent of a director nomination or business must provide about the proponent, any beneficial owner on whose behalf the nomination or proposal is made, and affiliates or other persons acting in concert with them, including: any arrangement with respect to such nomination or business between or among such Stockholder, beneficial owners and affiliates; any arrangement, including derivative positions, that has been entered into on behalf of, such stockholder, beneficial owners or affiliates the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder, beneficial owners or affiliates; any arrangement which such stockholder, beneficial owners or affiliates have a right to vote any shares of stock; and any monetary arrangements or other material relationships, between or among such stockholder, beneficial owners or affiliates. The stockholder proponent is also required to provide the Company with an update of certain of the information promptly after the record date for the meeting.

The preceding description is qualified in its entirety by reference to the Fourth Amended and Restated By-Laws of AMN Healthcare Services, Inc., which are filed as Exhibit 3 to this report and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3	Fourth Amended and Restated By-Laws of AMN Healthcare Services, Inc., effective October 21, 2008, furnished pursuant to Item 5.03 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ Susan R. Nowakowski
Susan R. Nowakowski
President and Chief Executive Officer

Date: October 24, 2008